EXHIBIT 32
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          CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                 AND CHIEF FINANCIAL OFFICER
             PURSUANT TO 18 U.S.C. SECTION 1350,
            AS ADOPTED PURSUANT TO SECTION 906 OF
                 THE SARBANES-OXLEY ACT OF 2002

            In connection with the Quarterly Report on Form 10-KSB/A of Touchstone Applied Science Associates,
Inc. (the "Company"), for the period ended October 31,
2003, as filed with the Securities and Exchange
Commission on the date hereof (the "Report"), I, Andrew
L. Simon, President, Chief Executive Officer and Chief
Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, Touchstone
Applied Science Associates, Inc., to the best of my knowledge, that:

            1.	The Report fully complies with the
requirements of Section 13(a) or 15(d) of the Securities
Exchange Act of 1934; and

            2.	The information contained in the Report
fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  June 13, 2005                   /s/ ANDREW L. SIMON
                                         ---------------------------
                                         Andrew L. Simon, President,
                                         Chief Executive Officer and
                                         Chief Financial Officer

A signed original of this written statement required by
Section 906 has been provided to Touchstone Applied
Science Associates, Inc. and will be retained by Touchstone Applied Science Associates, Inc. and furnished to the Securities and Exchange Commission or its staff